Exhibit 99.1

Transcript Excerpt
October 6, 2016 Conference Call

Bren Higgins: "So I do not plan to provide any update today other than saying that on all guided metrics: shipments, revenue and earnings per share, the Company performed within the range of guidance provided in late July."